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Exhibit #10.9 Deferred Compensation Plan

                           DEFERRED COMPENSATION PLAN

      THIS PLAN is dated as of the ______ day of __________, _______ by Camden National Corporation, a Maine Corporation, having its principal place of business in Camden, Maine (hereinafter the "Company").

                                   WITNESSETH:

      WHEREAS, the Company has a group of Directors who serve the Company and its wholly owned subsidiaries in a Director's capacity;

      WHEREAS, the Company wishes to adopt a non-qualified deferred compensation plan in order to supplement the funds available to this select group of Directors upon their termination of services as herein provided;

      NOW, THEREFORE, the Company hereby adopts the Camden National Corporation DEFERRED COMPENSATION PLAN (hereinafter the "Plan") effective as of January 1, 1992 as follows:

      1.    PLAN YEAR

      The Plan year shall commence on _________, ____ and shall end on ___________, ____, and thereafter shall be the twelve (12) month period commencing on January 1 and ending on December 31.

      2.    PARTICIPATION IN PLAN

      Any Eligible Director of the Company and any Eligible Director of an affiliate, which has adopted the plan, who has complied with the provision of
Section 6 herein, shall be eligible to participate in the Plan. For the purposes of the Plan, an Eligible Director means any Director of the Company or a Director of an affiliate who voluntarily participates in the Plan.

      3.    DEFERRED COMPENSATION ACCOUNTS

      Any Eligible Director may elect to become a Participant in the Plan in accordance with Section 6 of the Plan by deferring up to one hundred percent (100%) of his Eligible Compensation in whole percentages in any calendar year. Such deferrals (hereinafter "Deferred Compensation") shall be made by payroll deduction. For the purposes of this Plan, Eligible Compensation means the Eligible Director's fees paid or accrued by the Company or its subsidiaries.

      The amount of Eligible Compensation that a Participant elects to defer is irrevocable for the Plan year for which such election is effective.

      4.    COMPANY CONTRIBUTIONS

      The Company shall make no matching contribution of the Deferred Compensation on behalf of each
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Participant under the Plan.

      5.    DEFERRED COMPENSATION ACCOUNTS

            (a)   Establishment of accounts

                  The Company shall record Deferred Compensation amounts made on behalf of each Participant in a deferred compensation account, or, as a bookkeeping entry, (hereinafter the ("Account") for such Participant. The Company shall also credit to each Participant's Account the Camden National Bank's statement savings rate as it may fluctuate from time to time.

            (b)   Investment of Accounts

                  At each calendar quarter, funds so credited to each Participant's Account, if any, may be kept in cash or invested or reinvested in mutual funds, stock (including Camden National Corporation Stock), bonds, securities, annuity contracts, life insurance contracts, or any other assets as the Company may select in its sole discretion. The Company, in its discretion, may engage investment counsel, and may delegate to such counsel authority, as it may deem appropriate with respect to the investment of such funds, if any.

            (c)   Funding

                  Each participant acknowledges that this "Deferred Compensation Plan" is an unfunded plan. At no time shall the Participant be deemed to have any right, title or interest in or to any specified asset or assets of the Company.

      To the extent the Participant acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general credit or the Company.

      6.    ELECTION TO DEFER COMPENSATION

            (a)   Election Procedure

                  In order for an Eligible Director to become a Participant in the Plan, such Director must properly complete and file an election form to defer a percentage of his Eligible Compensation as set forth in Section 3 with the Treasurer of the Company (hereinafter the "Plan Administrator").

            (b)   Filing of Election Form

                  An Eligible Director must file such form prior to the first day of each Plan year, except for the first Plan Year, in order to become a Participant during such Plan Year. An Eligible Director who is hired by the Company or one of its subsidiaries after the beginning of any Plan Year shall become a Participant as of the first day of the month following the date on which he commences services with the Company, provided that such Eligible Director files the election form on or before the first day that such new Eligible Director commences services with the Company.

      An Eligible Director shall file only one election form for each Plan Year. Such election form may not be changed after its effective date and shall remain in effect for the Plan Year for which it is effective.
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            (c)   Improper or No Election

                  An Eligible Director who has not filed an election form for a Plan Year, or who files an election form in a manner which does not comply with the terms and conditions provided in Section 3 and this Section 6 shall not become a Participant in the Plan.

      7.    DISTRIBUTION

            Upon the Participant's termination of services as Director for the Company or its subsidiaries for any reason, including death, disability or retirement, the Company will distribute the entire amount credited to such Participant's Account, taking into account earnings and losses thereon, to the Participant (or his Beneficiary or Beneficiaries, as applicable) within (30) days following the last day of the month of such termination, or within a reasonable period of time thereafter as the Company and Participant shall determine.

            The former Participant (or his Beneficiary or Beneficiaries, as applicable) shall receive the benefit payable in-accordance with this Section 7 in the form of a lump sum payment or monthly, quarterly, semi-annual or annual cash installments, as elected by the former Participant (or his Beneficiary or Beneficiaries, as applicable). The Participant shall elect such form of benefit on an appropriate form which shall be provided by the Plan Administrator, and filed with the Plan Administrator no later than the close of the business day immediately preceding the first day of the first payroll period to which the Participant makes salary reduction contributions to the Plan. The Participant may change such elections prospectively, effective on the first day of any Plan Year. A Participant who fails to file a timely election under this Section 7 shall be deemed to have elected to receive the benefit payable hereunder in the form of a lump sum payment.

            The Participant shall be fully vested in the portion of his Account which is attributable to his Deferred Compensation and the earnings thereon.

      8.    BENEFICIARY DESIGNATION

            The Participant shall designate a Beneficiary or Beneficiaries to receive benefits hereunder in accordance with Section 7. The Participant shall make such election on a beneficiary designation form provided by the Plan Administrator. Such form must be filed with the Plan Administrator as the Plan Administrator shall, in his discretion, require. The Participant may revoke or change such beneficiary election at any time prior to the commencement of benefits as provided in Section 7, and, provided that such beneficiary election form is duly filed with the Plan Administrator.

      9.    FORFEITURE

            Notwithstanding anything contained herein to the contrary, the Plan Administrator may determine, in its sole discretion, that the Participant shall forfeit any earnings credited to his Participant Account in the event such Participant is terminated for "cause" Cause shall mean fraud, misuse or misappropriation of money or property, embezzlement, or any crime by the Participant related to the Company.
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      10.   ADMINISTRATION

            This Plan is intended to be and shall be administered as an unfunded, unsecured plan which is not qualified under Section 401 of the Internal Revenue Code. The benefits provided hereunder shall be paid from the Participants' Deferred Compensation and from the general assets of the Company.

      11.   PARTICIPANT'S RIGHTS UNSECURED

            The right of any Participant (or his Beneficiary or Beneficiaries, as applicable) to receive any benefits hereunder shall be an unsecured claim against the general assets of the Company.

      12.   NON-TRANSFERABILITY

            The right of the Eligible Director or any other person to the payment of benefits hereunder shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

      13.   COMMUNICATIONS

            Any notice or communication required of the Company with respect to this Plan shall be made in writing and may either be delivered personally or sent by First Class mail, as the case may be:

            To the Corporation:

                  Treasurer
                  Camden National Corporation
                  Two Elm Street
                  Camden, ME  04843

            Each party shall have the right by written notice to change the place to which any notice may be addressed.

      14.   NOTIFICATION OF BENEFIT

            Within thirty (30) days of the retirement, death, disability or termination of services of the Participant, or the merger, consolidation or sale of the Company, the Company shall deliver to the Participant a notice (the "Award Notice") stating the amount of benefits, and the timing of the payment of such benefits, to which the Participant is entitled under the terms of this Plan as a result of such event, or, it the Participant is not entitled to benefits under this Plan as a result of such event, the reason why he is not so entitled.

      15.   CLAIMS PROCEDURE

            (a) The Participant (or his beneficiary in the case of the Participant's death), may make a claim for benefits in writing to the Company within one (1) year of

                  (1) the Company's failure to deliver an Award Notice to the Participant or his beneficiary in accordance with
                        Section 14.

                  (2) the delivery of an Award Notice to the Participant or the beneficiary in accordance with Section 14 if the Participant or beneficiary believes such Notice does not properly state such person's entitlement to benefits under this Plan, or
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                  (3)   the failure of the Company to make any payment in
                        accordance with the terms of an Award Notice.

Such claim shall be reviewed by the Company. If the claim is approved or denied, in whole or in part, the Company shall provide a written notice of approval or denial within sixty (60) days of the Company's receipt of the notice of the claim. In the case of denial, the notice shall set forth the specific reason for the denial, specific reference to the provisions of the Plan upon which the denial is based, and any additional material or information necessary to perfect the claim and an explanation of why such material or information is to be taken if a review of the denial is desires. If the claim is not approved or denied within such sixty (60) days, the claim will be deemed denied.

            (b) If a claim is denied and a review is desired, the Participant (or his beneficiary in the case of the Participant's death), shall notify the Company of his request for a review in writing within sixty (60) days of the date the claim is denied. The Participant, his beneficiary, or his duly authorized representative may review this Plan and any documents relating to it and submit any written issues and comments he may feel appropriate within thirty
(30) days of his notice of request for review. In its sole discretion, the Company shall then review the claim, and any written issues and comments submitted by or on behalf of the Participant, and provide a written decision within sixty (60) days of the later of the Company's receipt of the notice of request for review or the submission of such written issues and comments. This decision likewise shall state the specific reasons for the decision and shall include reference to specific provisions of the Plan on which the decision is based.

            (c) Any decision of the Company shall not be binding on the Participant, his personal representative, or any beneficiary without consent, not shall it preclude further action by the Participant, his personal representative or beneficiary.

      16.   ENTIRE AGREEMENT

            This Plan constitutes the entire agreement between the parties with respect to the subject matter hereof.

      17.   JURISDICTION

            The terms and conditions of this Plan are subject to the laws of the State of Maine.

      18.   GENDER

            Any reference in this Plan to the masculine shall be deemed to include the feminine.

      19.   AMENDMENTS

            This Plan may not be amended except by an instrument in writing executed by the Company, provided that no amendment that adversely affects the Participant's rights or interest under the Plan shall take effect unless the Participant consents thereto in writing.

      20.   INTERPRETATION

            Any matters involving the approval or denial by the Company of claims pursuant to Article Fifteen, the
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granting of approvals, consents or waivers by the Company, or the interpretation of any term or condition of this Plan shall be referred to the Chairman of the Board of Directors of the Company for final determination.

      21.   TERMINATION

            The Company has established the Plan with the bonafide intention and expectation that it will be continued indefinitely, but the Company shall have no obligation whatsoever to maintain the Plan for any given length of time and may discontinue or terminate the Plan at any time. If the Plan is discontinued, all election forms shall terminate, and the Participants shall receive their benefits as provided herein.

      22.   MISCELLANEOUS

            This Plan shall be binding upon and insure to the benefit of the Company, its successors and assigns and the Participants, and their heirs, executors, administrators and legal representatives.

IN WITNESS WHEREOF, the Company has caused this Plan to be signed and sealed by its duly authorized officers of the date first above written.


                                         CAMDEN NATIONAL CORPORATION


__________________________________       By: __________________________________
Witness